Exhibit 5.1

May 4, 2023

Wayfair Inc.
4 Copley Place
Boston, MA 02116

Re: Wayfair Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Wayfair Inc. a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the offer of an aggregate of 25,710,028 shares (the “Shares”) of Class A common stock, par value $0.001 per share to be issued pursuant to the Wayfair Inc. 2023 Incentive Award Plan (the “2023 Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, as amended to date, (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, (iv) the 2023 Plan, and (v) such other documents, records, and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinion as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued by the Company and delivered to participants in accordance with the provisions of the 2023 Plan will be validly issued, fully paid, and non-assessable.
The opinions expressed herein are limited to the Federal laws of the United States and the Delaware General Corporation Law, and we express no opinion as to laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP